UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-18761	47-1809393
(Commission File Number)	(IRS Employer Identification No.)

1 Monster Way

Corona, California 92879

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Monster Beverage Corporation (the “Company”) held on May 14, 2026, the following matters were submitted to a vote of the stockholders. For more information on the following proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2026.

Proposal No. 1. To elect ten directors of the Company to serve until the 2027 annual meeting of stockholders.

In accordance with the results below, the following individuals were re-elected as directors of the Company and received the number of votes set opposite their respective names.

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ana Demel	862,378,221	3,609,825	213,601	19,519,201
James L. Dinkins	863,419,283	2,564,360	218,004	19,519,201
William W. Douglas III	861,807,993	4,176,166	217,488	19,519,201
Mark J. Hall	855,092,867	10,497,178	611,602	19,519,201
Tiffany M. Hall	851,841,347	13,320,869	1,039,431	19,519,201
Jeanne P. Jackson	798,763,505	67,224,877	213,265	19,519,201
Steven G. Pizula	851,070,569	14,914,966	216,112	19,519,201
Rodney C. Sacks	852,151,746	13,448,703	601,198	19,519,201
Hilton H. Schlosberg	857,208,955	8,390,930	601,762	19,519,201
Mark S. Vidergauz	755,948,888	102,628,948	7,623,811	19,519,201

Proposal No. 2. To ratify the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

In accordance with the results below, the appointment of Ernst & Young LLP was ratified and approved.

Votes For	Votes Against	Abstentions
885,168,644	340,152	212,052

Proposal No. 3. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

In accordance with the results below, the compensation of the Company’s named executive officers was approved on a non-binding, advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
823,312,573	42,628,482	260,592	19,519,201

Item 8.01. Other Events.

On May 14, 2026, the Board of Directors of the Company authorized a new repurchase program for the repurchase of up to an additional $500.0 million of the Company’s outstanding shares of common stock. As of May 14, 2026, approximately $400.0 million remained available for repurchase under the Company’s previously authorized repurchase program. The Company expects to make the share repurchases from time to time in the open market, through privately-negotiated transactions, by block-purchase or through other transactions managed by broker-dealers, or otherwise, subject to applicable laws, regulations and approvals. The timing of the share repurchases will depend on a variety of factors, including market conditions, and the share repurchases may be suspended or discontinued at any time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release dated May 15, 2026.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: May 15, 2026	/s/ Hilton H. Schlosberg
Hilton H. Schlosberg
Vice Chairman of the Board of Directors and
Chief Executive Officer